UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2014

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                    Submission of Matters to a Vote of Security Holders.

Sonus Networks, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 11, 2014 to consider and vote upon the matters listed below.  The proposals are described in detail in the Company’s definitive Proxy Statement, which was filed with the United States Securities and Exchange Commission on April 24, 2014 (the “Proxy Statement”).  The final voting results from the Annual Meeting are set forth below.

(1)                                 The stockholders elected each of the eleven nominees to the Board of Directors of the Company to hold office until the 2015 annual meeting of stockholders by a plurality of votes cast:

Director	For	Withhold Authority	Broker Non-Votes

James K. Brewington	114,101,215	68,473,119	49,176,815

Matthew W. Bross	178,635,872	3,938,462	49,176,815

John P. Cunningham	127,974,564	54,599,770	49,176,815

Raymond P. Dolan	128,444,526	54,129,808	49,176,815

Beatriz V. Infante	112,010,904	70,563,430	49,176,815

Howard E. Janzen	113,965,757	68,608,577	49,176,815

Richard J. Lynch	178,634,826	3,939,508	49,176,815

Pamela D.A. Reeve	178,645,409	3,928,925	49,176,815

John A. Schofield	111,787,842	70,786,492	49,176,815

Scott E. Schubert	127,972,631	54,601,703	49,176,815

H. Brian Thompson	99,447,720	83,126,614	49,176,815

(2)                                 By the following vote, the stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	229,635,557

Against	757,256

Abstain	1,358,336

(3)                                 By the following vote, the stockholders approved an advisory vote concerning the compensation paid to the Company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement:

For	104,707,046
Against	75,114,326
Abstain	2,752,962
Broker Non-Votes	49,176,815

The Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions relating to the compensation paid to its named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2014	SONUS NETWORKS, INC.

	By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary